Exhibit 10 (n)

2002 Employee and Director Stock Incentive Plan

(As Amended August 8, 2002)

Maytag Corporation

May 10, 2002

Contents

Article 1.	Establishment, Objectives, and Duration

Article 2.	Definitions

Article 3.	Administration

Article 4.	Shares Subject to the Plan and Maximum Awards

Article 5.	Eligibility and Participation

Article 6.	Stock Options for Employees

Article 7.	Stock Appreciation Rights

Article 8.	Restricted Stock

Article 9.	Performance Shares and Performance Units

Article 10.	Other Incentive Awards

Article 11.	Stock Options for Non-Employee Directors

Article 12.	Termination of Non-Employee Directors’ Retirement Plan

Article 13.	Performance Measures

Article 14.	Beneficiary Designation

Article 15.	Deferrals

Article 16.	Rights of Employees

Article 17.	Change of Control

Article 18.	Amendment, Modification, and Termination

Article 19.	Withholding

Article 20.	Indemnification

Article 21.	Successors

Article 22.	Legal Construction

Maytag Corporation

2002 Employee and Director Stock Incentive Plan

Article 1. Establishment, Objectives and Duration

1.1    Establishment.  Maytag Corporation, a Delaware corporation (hereinafter referred to as the Company), hereby establishes an incentive compensation plan to be known as the Maytag Corporation 2002 Employee and Director Stock Incentive Plan (hereinafter referred to as the Plan), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Incentive Awards.

Subject to approval by the Company’s stockholders, the Plan shall become effective as of May 10, 2002 (the Effective Date) and shall remain in effect as provided in Section 1.3 herein. If the Plan is approved, new awards will no longer be made from the 2000 Employee Stock Incentive Plan or the 1998 Non-Employee Directors’ Stock Option Plan.

1.2    Objectives. The objectives of the Plan are to optimize the long-term profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link and align the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3    Duration. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 18 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after May 10, 2012.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Other Incentive Awards.

2.2    “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d–3 of the General Rules and Regulations under the Exchange Act.

2.4    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5    “Cause” shall mean the occurrence of any one or more of the following: the Participant’s commission of any act or acts involving dishonesty, fraud, illegality, moral turpitude, or other significant misconduct as determined in the discretion of the Committee’s delagee.

2.6    “Change of Control” of the Company shall mean:

(a) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.6, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.9    “Company” means Maytag Corporation, a Delaware corporation, as well as any successor to such entity as provided in Article 21 herein.

2.10    “Director” means any individual who is a member of the Board.

2.11    “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan.

2.12    “Disaffiliation” of a Subsidiary means the Company’s ceasing to have a majority voting interest in that entity for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary).

2.13    “Effective Date” shall have the meaning ascribed to such term in Section 1.1 herein.

2.14    “Employee” means any employee of the Company or Subsidiary. Non-Employee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16    “Fair Market Value” shall be determined on the basis of the average of the high and low transaction prices of a share of Common Stock, during normal business hours, as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which sales were reported. In the event that a Participant uses a cashless exercise method or a share withholding method to exercise an Option, as provided in Section 6.6 herein, Fair Market Value shall be based on the sale price of the shares sold to pay the option exercise price.

2.17    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19    “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20    “Named Executive Officer” means a Participant who the Committee determines may be, as of the date of vesting and/or payout of an Award, as applicable, a “covered employee”, as defined in Code Section 162(m) or any successor statute, and the regulations promulgated thereunder.

2.21    “Non-Employee Director” means an individual who is a member of the Board but who is not an Employee of the Company or Subsidiary.

2.22    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.23    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.24    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.25    “Other Incentive Award” means an award granted pursuant to Article 10 hereof.

2.26    “Participant” means an Employee or Non-Employee Director who has outstanding an Award granted under the Plan.

2.27    “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.28    “Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee, but which period shall not be shorter than three years.

2.29    “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.30    “Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.31    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.32    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

2.33    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.34    “Restricted Stock Unit” means an Award representing the right to receive a specified number of Shares of Maytag common stock in the future, subject to such terms and conditions as the Committee may specify. Restricted Stock Units may have dividend equivalent rights, which may be deemed reinvested in additional restricted stock units. The holder of Restricted Stock Units will not have any rights as a shareholder unless and until Shares are actually delivered to him or her.

2.35    “Retirement” means, in the case of a Participant who is an Employee, severance from employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under the Maytag Corporation Employees Retirement Plan, or such successor plan as may be implemented in the future, and in the case of a Participant who is a Non-Employee Director, departure from the Board under circumstances that constitute “retirement” under the applicable policies of the Company at the time of such departure.

2.36    “Shares” means the shares of common stock of the Company.

2.37    “Share Pool” means the number of shares available under Section 4.1, as adjusted for Awards and payouts under Section 4.2 and as adjusted pursuant to Section 4.3.

2.38    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.39    “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in the Plan.

2.40    “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3.    Administration

3.1    The Committee. The Plan shall be administered by the Compensation Committee of the Board, or (subject to the following) by any other Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

3.2    Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power, in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including the inclusion of any additional restrictions not explicitly stated in the Plan); construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, in its discretion, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein. In no event shall the Committee cancel any outstanding Stock Option for the purpose of re-issuing the Option to the Participant at a lower exercise price or, except as contemplated by Section 4.3 herein, reduce the Option price of an outstanding Option.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

Article 4.    Shares Subject to the Plan and Maximum Awards

4.1    Number of Available Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance under the Plan shall be Three Million, Three Hundred Thousand (3,300,000). However, the aggregate maximum number of Shares of Restricted Stock, Freestanding SARs, Performance Shares and

Shares relating to Other Incentive Awards which may be granted pursuant to Articles 7, 8 and 10 herein, shall be Five Hundred Thousand (500,000). Of the 500,000 Shares in the foregoing sentence, all but 150,000 Shares are required to be tied to performance-based goals and a period of performance of at least one year in duration.

(a) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares covered by Options and Freestanding SARs granted in any fiscal year to any Employee shall be one million (1,000,000).

(b) Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares of Restricted Stock and Performance Shares that may be paid out in Shares, in each case designed to comply with the Performance-Based Exception, that may be granted in any fiscal year to any Employee shall be three hundred thousand (300,000).

(c) The maximum aggregate cash payout (including Performance Units and Other Incentive Awards that may be paid out in cash) with respect to Awards granted in any fiscal year to any Employee shall be five million dollars ($5,000,000).

4.2    Share Pool Adjustments for Awards and Payouts. The following Awards and Payouts shall reduce, on a one for one basis, the number of shares available under the Share Pool:

(a) An Award of an Option;

(b) An Award of an SAR (except a Tandem SAR);

(c) An Award of Restricted Stock;

(d) An Award or a payout of a Performance Share that may be paid in Shares;

(e) An Award or a payout of a Performance Unit that may be paid in Shares; and

(f) An Award or payout of Other Incentive Awards that may be paid in Shares.

The following transactions shall restore, on a one for one basis, the number of shares available under the Share Pool:

(a) A payout of an SAR, Tandem SAR, Restricted Stock Award, Performance Units, Performance Share or Other Incentive Awards in the form of cash;

(b) A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Award;

(c) Payment of an Option Price or tax withholding obligation with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the exercise price for tax withholding obligation); provided, that such Shares shall not be available for grants of ISOs; and

(d) A repurchase of Shares by the Company on the open market or otherwise, having a value at the time of repurchase equal to or less than the aggregate cash proceeds received by the Company by reason of the payment of Option Prices upon the exercise of Options; provided, that such Shares shall not be available for grants of ISOs.

4.3    Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool, the number and class of and/or price of Shares subject to outstanding Awards and the number of Shares set forth in Sections 4.1 and 11.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards, and (iii) in connection with any Disaffiliation of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the Disaffiliation.

Article 5.    Eligibility and Participation

5.1    Eligibility. Persons eligible to participate in this Plan include all officers and other Employees, as determined by the Committee, including Employees who are members of the Board and Employees who reside in countries other than the United States of America, and all Non-Employee Directors.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.    Stock Options for Employees

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number and upon such terms and at any time and from time to time as shall be determined by the Committee.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3    Option Price. The Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted and which Option Price may not be subsequently changed except pursuant to Section 4.3 hereof.

6.4    Duration of Options. Unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5    Exercise of Options. Each Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Option or for each Participant.

6.6    Payment. Each Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or arrangement made for such payment by a broker or similar person satisfactory to the Company).

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering (including by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that if any Shares which are tendered were not purchased by the Participant on the open market, such Shares must have been held by the Participant for at least six (6) months prior to their tender) or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name (or another name satisfactory to the Company). Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment. Each Award Agreement shall set forth the extent to which, and the period within which, the Participant shall have the right to exercise an Option following termination of the Participant’s employment with the Company and/or its Subsidiaries. A Participant employed by a Subsidiary shall be considered to have had termination of employment if there occurs a Disaffiliation of that Subsidiary, unless either (i) the Participant is, immediately after the Disaffiliation, an employee of the Company or one of the remaining Subsidiaries, or (ii) in connection with the Disaffiliation, the Awards held by the Grantee are assumed, or replaced with new awards, by the former Subsidiary or an entity that controls the former Subsidiary following the Disaffiliation.

Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Options and may reflect distinctions based on the reasons for termination of employment.

Subject to Article 17, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a) Retirement. Subject to paragraph (b) below and unless otherwise specified in the Award Agreement, if a Participant’s employment with the Company and/or its Subsidiaries terminates by Retirement, unvested shares will vest according to the original vesting terms of the Option; vested shares may thereafter be exercised by the Participant until and including the expiration date of the Option.

(b) Cause. Notwithstanding anything to the contrary in the Plan or in any Award Agreement, if a Participant’s employment with the Company is terminated by the Company for Cause, each vested or unvested Option held by the Participant on the date of termination of employment shall be automatically cancelled as of the effective date of the Participant’s termination of employment.

(c) Death. Subject to paragraph (b) above and unless otherwise specified in the Award Agreement, if a Participant’s employment with the Company and/or its Subsidiaries terminates by reason of Death, each Option held by the Participant shall vest in full and may thereafter be exercised by the Participant (or the Participant’s legal representative, executor, administrator, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Award Agreement) after the effective date of the Participant’s termination of employment or date of death and (ii) the expiration date of the Option, as applicable.

(d) Disability. Subject to paragraph (b) above and unless specified in the Award Agreement, if a Participant becomes Disabled (as defined in the long-term disability policy) but continues to be an Employee, unvested shares will vest according to the original vesting terms of the Option, and the period of time allowed for the Participant (or the Participant’s legal representative) to exercise the Option will end on the expiration date of the Option. If the Participant is disabled and terminates for any reason, the provisions of paragraph (e) below apply.

(e) Other Termination. Subject to paragraph (b) above and unless otherwise specified in the Award Agreement, if a Participant’s employment with the Company and/or its Subsidiaries terminates for any reason other than Retirement, Death or for Cause, each Option held by the Participant shall be exercisable only to the extent that the Option, as applicable, is exercisable on the effective date of the Participant’s termination of employment and may thereafter be exercised by the Participant (or the Participant’s legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the

Award Agreement) after the effective date of the Participant’s termination of employment and (ii) the expiration date of the Option, as applicable.

6.9    Nontransferability of Options.

(a) Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, each ISO shall be exercisable during a Participant’s lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in an Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each NQSO shall be exercisable during a Participant’s lifetime only by such Participant.

Article 7.    Stock Appreciation Rights

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Committee shall designate, at the time of grant, the grant price of a Freestanding SAR which grant price shall at least equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. Grant prices of SARs shall not be subsequently changed except pursuant to Section 4.3 hereof.

7.2    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5    Term of SARs. Unless otherwise designated by the Committee, the term of an SAR term shall not exceed ten (10) years.

7.6    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof

7.7    Termination of Employment. The provisions of Section 6.8 shall apply to SARs.

7.8    Nontransferability of SARs. Except as otherwise provided in an Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each SAR shall be exercisable during the Participant’s lifetime only by such Participant.

Article 8.    Restricted Stock

8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

8.3    Transferability. Except as provided in this Article 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. Except as otherwise provided in an Award Agreement, all rights with respect to shares of Restricted Stock shall be available to the Participant during Participant’s lifetime only to such Participant.

8.4    Other Restrictions. Subject to Article 13 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable Federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5    Voting Rights. Unless otherwise designated by the Committee at the time of grant, a Participant may exercise full voting rights with respect to Shares of Restricted Stock during the Period of Restriction.

8.6    Dividends and Other Distributions. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may (but need not) apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.

8.7    Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock, following termination of the Participant’s employment with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Shares of Restricted Stock and may reflect distinctions based on the reasons for termination of employment; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall not occur prior to the time they otherwise would have, but for the employment termination.

Article 9.    Performance Shares and Performance Units

9.1    Grant of Performance Shares/Units. Subject to the terms of the Plan, Performance Shares and/or Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2    Value of Performance Shares/Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares/Units that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a Performance Period.

9.3    Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Units shall be entitled to receive payout on the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4    Form and Timing of Payment of Performance Shares/Units. Payment of earned Performance Shares/Units shall be made in a single lump sum within seventy-five (75) calendar days following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

At the time of grant or shortly thereafter, the Committee, at its discretion and in accordance with terms designated by the Committee, may allow for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Share/Unit Award.

Unless otherwise designated by the Committee at the time of grant, Participants holding grants of Performance Shares and/or Performance Units that have been earned, but not yet distributed to Participants, shall be credited with regular cash dividends paid with respect to the underlying Shares or Units while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Performance Shares and/or Performance Units granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may (but need not) apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Performance Shares and/or Performance Units, such that the dividends and/or the Performance Shares and/or Performance Units maintain eligibility for the Performance-Based Exception. In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to Performance Shares.

9.5    Termination of Employment. Subject to Article 17, unless otherwise set forth in the Participant’s Award Agreement, in the event a Participant’s employment with the Company and/or its Subsidiaries is terminated during a Performance Period by the Company and/or its Subsidiaries for Cause, or terminated by the Participant by reason of voluntary resignation (which shall not include resignation upon Disability or Retirement), all Performance Shares/Units shall be forfeited by the Participant to the Company.

Subject to Article 17, unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or termination by the Company and/or its Subsidiaries without Cause during the Performance Period, the Participant shall receive a payout of the earned Performance Shares/Units which is prorated, as specified by the Committee.

Payment of earned Performance Shares/Units shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.6    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 10.    Other Incentive Awards

10.1    Grant of Other Incentive Awards. Subject to the terms and provisions of the Plan, Other Incentive Awards may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

10.2    Other Incentive Award Agreement. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan. Each Other Incentive Award must be tied to performance-based goals and a period of performance of at least one year in duration.

10.3    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

10.4    Form and Timing of Payment of Other Incentive Awards. Payment of Other Incentive Awards shall be made at such times and in such form, either in cash or in Shares (or a combination thereof) as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual incentive awards may be paid in the form of Shares and/or Other Incentive Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

Article 11.    Stock Options for Non-Employee Directors

11.1    Grant of Options.

(a) On May 10, 2002, the day after the date of the 2002 Annual Meeting of Shareholders of the Corporation, and, thereafter, on the day after the date of each annual meeting of shareholders of the Corporation, each person who is a Non-Employee Director immediately after such meeting of stockholders shall be granted a Nonqualified Stock Option to purchase 3,000 shares of Common Stock.

(b) On the day after their election to the Board, new Directors shall be granted a Nonqualified Stock Option to purchase 10,000 shares of Common Stock. This grant will be in lieu of his/her first normal annual grant.

(c) The Board or the Committee may also make grants of Nonqualified Stock Options and other Awards under this Plan to Non-Employee Directors in its discretion. The terms and conditions of any such discretionary grants of Nonqualified Stock Options shall be consistent with this Article 11, except to the extent otherwise provided in the applicable Agreement.

11.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

11.3    Option Price. The Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted and which Option Price may not be subsequently changed except pursuant to Section 4.3 hereof.

11.4    Vesting and Duration of Options. Each option granted shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each option. Unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

11.5    Payment. Each Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or arrangement made for such payment by a broker or similar person satisfactory to the Company).

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering (including by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that if any Shares which are tendered were not purchased by the Participant on the open market, such Shares must have been held by the Participant for at least six (6) months prior to their tender) or (c) by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name (or another name satisfactory to the Company.) Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

11.6    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

11.7    Termination of Directorship.

(a) Retirement, Death, or Other Termination. Unless otherwise specified in the agreement relating to an Option, if a Non-Employee Director’s service to the Corporation terminates, each Option held by such Non-Employee Director may thereafter be exercised by such Non-Employee Director (or such Non-Employee Director’s executor, administrator, legal representative or similar person) until and including the earliest to occur of (i) the date which is 3 years (or such other period as set forth in the Agreement relating to such option) after the effective date of such Non-Employee Director’s termination of service, and (ii) the expiration date of the term of such Option.

(b) Death Following Termination of Service. Unless otherwise specified in the Agreement relating to an Option, if a Non-Employee Director dies during the period set forth in Section 11.7(a) following termination of employment (or, such other period as set forth in the Agreement relating to an Option), each option held by such Non-Employee Director may thereafter be exercised by such Non-Employee Director’s executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is 1 year (or such other period as set forth in the Agreement relating to such Option) after the date of death and (ii) the expiration date of the term of such Option.

11.8    Nontransferability of Options. Except as otherwise provided in an Award Agreement, no Option granted to a Non-Employee Director may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in an Award Agreement, each Option granted to a Non-Employee Director shall be exercisable during a Non-Employee Director’s lifetime only by such Non-Employee Director.

Article 12.    Termination of Non-Employee Directors’ Retirement Plan

12.1    Purpose. The Board of Directors has determined that a greater portion of Maytag Director compensation should be equity-based compensation linked to company performance. Therefore, the Board has determined that it is in the best interest of the Corporation and its shareholders to terminate the Non-Employee Directors’ Retirement Plan and replace it with an equivalent amount of stock-based compensation.

12.2    Conditions of Non-Employee Director Retirement Plan Termination. Termination of the Non-Employee Directors’ Retirement Plan is not effective until and unless Shareholders approve this 2002 Employee and Director Stock Incentive Plan.

In order that such termination will not adversely affect the rights of persons currently receiving or entitled to receive benefits under the Non-Employee Directors’ Retirement Plan.

(a) The termination will have no effect on those former directors currently receiving pension benefits under the Non-Employee Directors’ Retirement Plan.

(b) Individuals who are directors on the effective date of termination will be allowed to elect either (1) an award of an amount of Restricted Stock Units equal to the present value of the director’s then current benefit under the Non-Employee Directors’ Retirement Plan; or (2) remain in the current Non-Employee Directors’ Retirement Plan.

Article 13.    Performance Measures

Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 13, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

(a) Earnings (before or after taxes);

(b) Earnings per share;

(c) Economic value added;

(d) Gross revenues;

(e) Net income (before or after taxes);

(f) Return measures (including, but not limited to, return on assets, capital, equity or sales);

(g) Share price measures (including, but not limited to, growth measures and total shareholder return);

(h) Cash flow return on investment; and

(i) Cash value added.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that such discretion may not be exercised with respect to Awards which are designed to qualify for the Performance-Based Exception in a manner that increases the amounts payable with respect thereto.

Article 14.    Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise any Option after the Participant’s death and/or to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, Options may be exercised after the Participant’s death by the Participant’s executor, administrator, legal representative, or similar person, and benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15.    Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 16.    Rights of Employees

16.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

16.2    Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 17.    Change of Control

17.1    Treatment of Outstanding Awards. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options and SARs shall become immediately exercisable, and shall remain exercisable throughout their entire remaining term, notwithstanding any subsequent termination of employment or service on the Board;

(b) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse;

(i) Unless otherwise specified in Participant’s Award Agreement at time of grant, the target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change of Control the maximum of all Award opportunities associated with such outstanding Awards; and

(c) Unless otherwise specified in Participant’s Award Agreement at the time of grant, all Restricted Stock Units shall vest and be paid out.

17.2    Termination, Amendment, and Modifications of Change-of-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 17 may not be terminated, amended, or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

Article 18.    Amendment, Modification, and Termination

18.1    Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part, provided, however, that no amendment shall be made without shareholder approval if such amendment would:

(a) increase the maximum number of Shares available under this Plan (subject to section 4.3);

(b) extend the term of this Plan;

(c) expand the classes of persons to whom Awards may be made under Article 5 of the Plan;

(d) increase the number of Shares which may be granted under Awards to any one Participant under section 4.1;

(e) increase the percentage of Shares available for Awards of Restricted Stock or unrestricted Shares;

(f) permit unrestricted Shares to be granted other than in lieu of cash payments under other incentive plans and programs of the Company and its Subsidiaries;

(g) allow the creation of additional types of Awards;

(h) permit decreasing the Option Price on any outstanding Option or the base price on any Stock Appreciation Right, except to the extent permitted in Section 4.3;

(i) permit shortening the Performance Period to less than one year or removing or waiving performance goals except to the extent permitted under Article 17 (Change of Control); or

(j) change any of the provisions of this Section 18.1.

The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

Subject to the above provision, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

18.2    Awards Previously Granted. The Committee may amend the terms of any Option or other award therefore granted, prospectively or retroactively, but no such amendment (a) shall cause a qualified performance-based Award to cease to qualify for the Performance-Based Exception; (b) impair the rights of any holder without the holder’s consent except such amendment made to cause the Plan or Award to qualify for any exemption provided by Rule 16b-3; or (c) modify the term of any Option or other Award in a manner not permitted by the Plan.

Article 19.    Withholding

19.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

19.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.    Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 21.    Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22.    Legal Construction

22.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

22.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.4    Governing Law. To the extent not pre-empted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.